Exhibit 99.1

Revlon Announces Plans for Reverse Stock Split

Reports Strong Preliminary First Quarter 2008 Results

Company to Report Actual Results and Host Conference Call on May 1, 2008

NEW YORK--(BUSINESS WIRE)--Revlon, Inc. (NYSE: REV) announced today that its Board of Directors approved a reverse split of Revlon's Class A and Class B common stock at a 1-for-10 split ratio.

Also, the Company is providing preliminary financial results for the first quarter 2008, as follows:

  Net sales of approximately $320 million, compared to $328.6 million in the first quarter of 2007.
  Operating income of approximately $30 million, compared to $3.0 million reported in the first quarter of 2007.
  Net loss of approximately $5 million, compared to a net loss of $35.2 million reported in the first quarter of 2007.
  Adjusted EBITDA1 of approximately $55 million, compared to $32.3 million reported in the first quarter of 2007.

Net sales in the first quarter of 2007 benefited from the initial shipments related to the launch of Revlon Colorist haircolor, which was the primary driver of the change in net sales year-over-year.

The significant improvement in preliminary operating income, net loss and Adjusted EBITDA in the first quarter of 2008 compared to the same period last year (excluding one-time items mentioned in the paragraph below) was primarily driven by continuing cost improvements, and the non-recurrence of brand support related to the launch of Revlon Colorist haircolor in the first quarter of last year. We continued to support our brands worldwide with comparable levels of dollar spending compared to the first quarter of last year, excluding the brand support on Revlon Colorist, as noted above.

Operating income, net loss and Adjusted EBITDA in the first quarter of 2008 include approximately $6 million of proceeds related to the sale of a non-core trademark. Operating income, net loss and Adjusted EBITDA in the first quarter of 2007 include $4.3 million of restructuring charges and a $4.4 million benefit from the reduction of lease liability related to the consolidation of office space in New York.

Adjusted EBITDA is a non-GAAP measure that is defined in the footnote to this release and is reconciled to net loss, the most directly comparable GAAP measure, in the accompanying financial table.

Commenting on today’s announcements, Revlon President and Chief Executive Officer David Kennedy said, “We believe that a reverse stock split is in the best interest of our stockholders because we expect it will allow our stock to be more attractive to a broader range of institutional and other investors, would reduce certain of our costs, such as listing fees, and would be intended to satisfy our compliance with the NYSE's price criteria for continued listing. Our strong preliminary financial results for the first quarter of 2008 continue to build upon our performance in 2007, which was our best year in many years. These results continue to validate our strategy, and we remain committed to our focus on increasing the value of our Company by building the Revlon brand and generating profitable sales growth and positive free cash flow.”

Reverse Stock Split

The Board of Directors approved the reverse stock split and MacAndrews & Forbes Holdings Inc. and certain of such entity’s affiliates and related parties (together, ‘‘MacAndrews & Forbes’’) delivered to the Company an executed written consent of stockholders approving the reverse stock split. MacAndrews & Forbes, which is wholly owned by Ronald O. Perelman, Chairman of Revlon’s Board of Directors, beneficially owns approximately 58% of Revlon's Class A common stock and approximately 60% of Revlon's combined shares of Class A and Class B common stock, which together represent approximately 74% of the combined voting power of Revlon’s Class A and Class B common stock. As a result of MacAndrews & Forbes' approval, no further stockholder approval or action is necessary.

The same 1-for-10 reverse stock split ratio will be used to effect the reverse stock split of both Revlon Class A and Class B common stock; accordingly all stockholders will be affected proportionately. No fractional shares will be issued in connection with the reverse stock split. Shares that would otherwise have resulted in fractional shares from the reverse stock split will be collected and pooled by Revlon’s transfer agent and sold in the open market. The proceeds will be allocated to the stockholders' respective accounts who are entitled to receive cash in lieu of fractional shares.

The number of common shares subject to Revlon’s outstanding employee and director stock options and unvested employee and director restricted stock, as well as the relevant exercise price per share, will be proportionately adjusted to reflect the reverse split. The number of shares authorized for issuance under Revlon's stock plan will also be reduced by the same 1-for-10 split ratio.

Revlon, Inc. plans to file shortly with the SEC an information statement on Schedule 14C which will include additional information about the reverse stock split. The Company's Board of Directors set April 21, 2008 as the record date for stockholders of record entitled to receive the information statement on Schedule 14C. It is expected that the reverse stock split will be consummated in May or June of 2008.

While the Company intends to effect the reverse stock split as soon as practicable, subject to market and other customary conditions, there can be no assurances that the reverse stock split will be consummated or that it will achieve its intended effect of resulting in an increased per share price of Revlon Class A common stock or its other intended effects. The Company reserves the right, in its discretion, to abandon the reverse stock split at any time prior to filing the applicable charter amendment with the Delaware Secretary of State.

The Company encourages stockholders to read the information statement on Schedule 14C, when and if it is made available, because it will contain important information regarding the reverse stock split. Investors may obtain a copy of the information statement on Schedule 14C when and if it is made available, at the SEC's website at http://www.sec.gov or by contacting: Abbe F. Goldstein, Senior Vice President, Investor Relations and Corporate Communications, at (212) 527-4000.

First Quarter 2008 Results and Conference Call

On May 1, 2008 Revlon expects to report first quarter 2008 results. The Company expects to host a conference call with members of the investment community at 9:30 A.M. ET on the same day. Access to the call is available to the public at www.revloninc.com.

About Revlon

Revlon is a worldwide cosmetics, hair color, beauty tools, fragrances, skincare, anti-perspirants/deodorants and personal care products company. The Company’s vision is to provide glamour, excitement and innovation to consumers through high-quality products at affordable prices. Websites featuring current product and promotional information can be reached at www.revlon.com, www.almay.com and www.mitchumman.com. Corporate and investor relations information can be accessed at www.revloninc.com. The Company’s brands, which are sold worldwide, include Revlon®, Almay®, Mitchum®, Charlie®, Bozzano®, Gatineau® and Ultima II®.

Footnote to Press Release

1Adjusted EBITDA is a non-GAAP financial measure that is reconciled to net income/(loss), its most directly comparable GAAP measure, in the accompanying financial tables. Adjusted EBITDA is defined as net earnings before interest, taxes, depreciation, amortization, gains/losses on foreign currency transactions, gains/losses on the sale of assets, gains/losses on the early extinguishment of debt and miscellaneous expenses. In calculating Adjusted EBITDA, the Company excludes the effects of gains/losses on foreign currency transactions, gains/losses on the sale of assets, gains/losses on the early extinguishment of debt and miscellaneous expenses because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company's operating performance. The Company's management utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in accordance with GAAP.

The Company's management uses Adjusted EBITDA as an integral part of its reporting and planning processes and as one of the primary measures to, among other things --

(i) monitor and evaluate the performance of the Company's business operations;

(ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations;

(iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

(iv) review and assess the operating performance of the Company's management team and as a measure in evaluating employee compensation and bonuses;

(v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and

(vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

The Company's management believes that Adjusted EBITDA is useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by the Company's management. Additionally, the Company's management believes that Adjusted EBITDA provides useful information to investors about the performance of the Company's overall business because such measure eliminates the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance. Additionally, the Company's management believes that because it has historically provided Adjusted EBITDA in previous press releases, that including such non-GAAP measure in its earnings releases provides consistency in its financial reporting and continuity to investors for comparability purposes. Accordingly, the Company believes that the presentation of Adjusted EBITDA, when used in conjunction with GAAP financial measures, is a useful financial analysis tool, used by the Company's management as described above that can assist investors in assessing the Company's financial condition, operating performance and underlying strength. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) prepared in accordance with GAAP. Other companies may define EBITDA differently. Also, while EBITDA is defined differently than Adjusted EBITDA for the Company's credit agreement, certain financial covenants in its borrowing arrangements are tied to similar measures. Adjusted EBITDA, as well as the other information in this press release, should be read in conjunction with the Company's financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

Statements made in this press release, which are not historical facts, including statements about the Company's plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general economic, industry or cosmetics category conditions; changes in estimates, expectations or assumptions; or other circumstances or events arising after the issuance of this press release. Such forward-looking statements include, without limitation, the Company's beliefs, expectations and/or plans regarding: (i) our consummation of the reverse stock split and the expected terms and conditions, as well as the timing, of such transaction; (ii) the intended benefits of the reverse stock split, including that it is in the best interest of the Company's stockholders, that it should increase the per share trading price of Revlon’s Class A common stock, should allow such stock to be more attractive to a broader range of institutional and other investors, would reduce certain of our costs, such as listing fees, and would be intended to satisfy our compliance with the NYSE's price criteria for continued listing, among other things; and (iii) our belief that the preliminary results for the first quarter of 2008 continue to validate our strategy and our focus on increasing the value of our Company by building the Revlon brand and generating profitable sales growth and positive free cash flow. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in our filings with the SEC, including, without limitation, our 2007 Annual Report on Form 10-K filed with the SEC in March 2008 and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we will file with the SEC during 2008 (which may be viewed on the SEC's website at http://www.sec.gov or on our website at http://www.revloninc.com), as well as reasons including: (i) difficulties, delays, unanticipated costs or our inability to consummate the reverse stock split on the expected terms and conditions or timeline; (ii) future decreases in the price of Revlon Class A common stock due to, among other things, the announcement of the split, our inability to make such stock more attractive to a broader range of institutional or other investors or an inability to increase the stock price in an amount sufficient to satisfy compliance with the NYSE's price criteria for continued listing; and (iii) difficulties, delays, unanticipated costs or our inability to increase the value of our Company by building the Revlon brand and driving towards both profitable sales growth and positive free cash flow, including less than anticipated profitable sales growth and/or positive free cash flow growth, such as due to lower than anticipated revenues, less than anticipated shipments, including due to less than anticipated acceptance of our new products by consumers and/or retail customers, as well as more than anticipated returns and/or higher than expected expenses, financing costs or investments, as well as actions by our retail customers impacting our sales and financial performance, including in response to decreased consumer spending in response to weak economic conditions or weakness in the category, retailer inventory management, retailer space reconfigurations and/or reductions in retailer display space, changes in consumer preferences, such as reduced consumer demand for our products, changes in consumer purchasing habits, including with respect to shopping channels, changes in the competitive environment and actions by our competitors, including business combinations, technological breakthroughs, new products offerings, promotional spending and/or marketing and promotional successes. Factors other than those listed above could also cause the Company’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company’s websites or other websites referenced herein shall not be incorporated by reference into this release.

REVLON, INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED EBITDA RECONCILIATION
(dollars in millions)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2008E	2007
	(Unaudited)	(Unaudited)

Reconciliation to net loss:

Net loss	$(5)	$(35)

Interest expense, net	32	33
Amortization of debt issuance costs	1	1
Foreign currency (gains) losses, net	(4)	0
Loss on early extinguishment of debt	0	0
Miscellaneous, net	0	0
Provision for income taxes	5	4
Depreciation and amortization	26	29

Adjusted EBITDA	$55	$32

E - Unaudited Estimate

CONTACT:
Revlon, Inc.
Investor Relations & Media:
Abbe F. Goldstein, CFA, 212-527-6465